Exhibit 10

INFINITY PROPERTY AND CASUALTY CORPORATION
SECOND AMENDED AND RESTATED
2002 STOCK OPTION PLAN

ARTICLE 1
OBJECTIVES

The objectives of this Second Amended and Restated 2002 Stock Option Plan (the "Plan") are to enable Infinity Property and Casualty Corporation (the "Company") to compete successfully in retaining and attracting key employees of outstanding ability, to stimulate the efforts of such employees toward the Company's objectives and to encourage the identification of their interests with those of the Company's shareholders.

ARTICLE 2
DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1 "Board" means the Board of Directors of the Company.

2.2 "Code" means the Internal Revenue Code of 1986, as amended, or any successor legislation.

2.3 "Committee" means a committee designated by the Board of the Company. The Committee shall be comprised of three or more directors, each of whom shall be a "Non-Employee Director" as defined in Rule 16b-3 of the Securities Exchange Act of 1934 (the "Act") and an "outside director" under Section 162(m) of the Code ("Section 162(m)"), as such Rule and Section may be amended, superseded or interpreted hereafter.

2.4 "Disability" means any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.5 "Eligible Director" means a director of the Company who is also not an employee of the Company or a Subsidiary. Eligible Directors are not eligible to receive Options under this Plan except as set forth in Article 7.

2.6 "Eligible Employee" means any individual who performs services for the Company or any Subsidiary and is treated as an "employee" for federal income tax purposes.

2.7 "Exchange Act" means the Securities Exchange Act of 1934.

2.8 "Fair Market Value" means the average of the closing bid and asked prices for a Share reported on any stock exchange or over-the-counter trading system on which Shares are trading on the last trading date prior to a specified date

2.9 "Grant Date" means the date designated by the Committee as the date upon which an Option is granted.

2.10 "Incentive Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code or any successor provision. Incentive Options may only be granted to Eligible Employees.

2.11 "Non-Qualified Option" means any Stock Option that is not an Incentive Option.

2.12 "Option Agreement" means a written agreement setting forth the terms of an Option.

2.13 "Option Price" or "Exercise Price" means the price per Share at which Common Stock may be purchased upon the exercise of an Option.

2.14 "Participant" means a person to whom an Option has been granted pursuant to this Plan.

2.15 "Retirement" means any termination of employment or service on the Board (other than by death or Disability) by an employee or a director who is at least 65 years of age, or 55 years of age with at least ten years of employment with, or service on the Board of, the Company or a Subsidiary of the Company.

2.16 "Share" means one share of the Company's common stock, no par value.

2.17 "Stock Option" or "Option" means the right to purchase Shares granted pursuant to this Plan.

2.18 "Subsidiary" has the meaning set forth in Section 424(f) of the Code.

2.19 "Term" means the period beginning on a Grant Date and ending on the expiration date of such Option.

2.20 "Transfer" means sale, assignment, pledge, encumbrance, alienation, attachment, charge or other disposition, whether or not for consideration; and the terms "Transferred" or "Transferable" have corresponding meanings.

ARTICLE 3
ADMINISTRATION

3.1 The Committee. This Plan shall be administered and interpreted by the Committee.

3.2 Awards. The Committee is authorized to grant Stock Options. In particular, the Committee shall have the authority:

3.2.1 to select the Eligible Employees who shall be Participants under the Plan and to whom Options may be granted;

3.2.2 to determine the types and combinations of Options to be granted;

3.2.3 to determine the number of Shares which may be subject to each Option;

3.2.4 to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Option, including, but not limited to, the term, price, exercisability, method of exercise, any restriction or limitation on transfer of Options or Shares issued or acquired upon exercise or vesting of Options, any vesting schedule or acceleration of any vesting schedule, or any forfeiture provisions or waiver, regarding any Option, and the related Shares, based on such factors as the Committee shall determine; and

3.2.5 to modify or waive any restrictions or limitations contained in, and grant extensions to the terms of or accelerate the vesting of, any outstanding Options as long as such modifications, waivers, extensions or accelerations are not inconsistent with the terms of this Plan, but no such changes shall impair the rights of any Participant without his or her consent.

3.3 Guidelines. The Committee is authorized to adopt, alter and repeal administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it deems advisable, to construe and interpret the terms and provisions of this Plan and any Option issued under this Plan and otherwise to supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any related Option Agreement in the manner and to the extent it deems necessary to carry this Plan into effect.

3.4 Delegation of Administrative Duties. The Committee may delegate its administrative duties to employees of the Company.

3.5 Decisions Final. Any action, decision, interpretation or determination by or at the direction of the Committee concerning the application or administration of this Plan shall be final and binding upon all persons and need not be uniform with respect to its determination of recipients, amounts, timing, form, terms or provisions.

ARTICLE 4
SHARES SUBJECT TO PLAN

4.1 Shares. Subject to adjustment as provided in Section 4.2, the number of Shares which may be issued under this Plan shall not exceed Ninety Eight and 29/100 (98.29) Shares. If any Option granted under this Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of unacquired Shares subject to such Option shall again be available for future grants. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law. Shares underlying a canceled Option shall be counted against the maximum number of Shares for which Options may be granted to an employee. The repricing of an Option shall be treated as a cancellation of the Option and the grant of a new Option.

4.2 Adjustment Provisions. If the Company shall at any time change the number of issued Shares without new consideration to the Company by stock dividend, split, combination, recapitalization, reorganization, exchange of shares, liquidation or other change in corporate structure affecting the Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Shares covered by each outstanding Option and the reference price or fair market value for each outstanding Option shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Option shall not be changed.

ARTICLE 5
STOCK OPTIONS

5.1 Grants. Each Option granted shall be designated as either a Non-Qualified Option or an Incentive Option. One or more Stock Options may be granted to any Eligible Employee.

5.2 Incentive Options. Any Option designated by the Committee as an Incentive Option will be subject to the general provisions applicable to all Options granted under the Plan plus the following specific provisions:

5.2.1 If an Incentive Option is granted to a person who owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of the Company and its Subsidiaries, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of the Company, then

5.2.1.1 the Option Price must equal at least 110% of the Fair Market Value on the Grant Date; and

5.2.1.2 the term of the Option shall not be greater than five years from the Grant Date.

5.2.2 The aggregate Fair Market Value of Shares, determined at the Grant Date, with respect to which Incentive Options that may become exercisable for the first time during any calendar year under this Plan or any other plan maintained by the Company and its Subsidiaries shall not exceed $100,000 determined in accordance with Section 422(d) of the Code. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Options become exercisable for the first time by any individual during any calendar year, under all plans of the Company and its Subsidiaries, exceeds $100,000, such Options shall be treated as Non-Qualified Options.

5.2.3 Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Option under Section 422 of the Code.

5.3 Terms of Options. Except as otherwise required by Sections 5.2 and Article 7 and subject to Article 9, Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

5.3.1 The Option Price shall be determined by the Committee at the Grant Date, except that no Incentive Option may be granted for an Option Price less than 100% of Fair Market Value on the Grant Date.

5.3.2 The Option Term shall be fixed by the Committee, but no Option shall be exercisable more than ten years after its Grant Date.

5.3.3 Commencing on the first anniversary of the Date of Grant of an Option, the Option may be exercised for 20% of the total Shares covered by the Option with an additional 20% of the total Shares covered by the Option becoming exercisable on each succeeding anniversary until the Option is exercisable to its full extent. This right of exercise shall be cumulative and shall be exercisable in whole or in part. The Committee may establish a different exercise schedule and impose other conditions upon exercise for any particular Option or groups of Options. The Committee in its sole discretion may permit particular holders of Options to exercise an Option to a greater extent than provided in such Option.

5.3.4 An Option shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Option Agreement, provided, however, that an Option may not be exercised as to the lesser of 100 Shares at any one time or the total number available for exercise at that time.

5.3.5 Stock Options shall be non-transferable except as provided in Article 8.

5.3.6 Stock Options shall terminate in accordance with Article 9.

5.4 Exercise of Options. Any Participant entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to the Company, Attention Corporate Secretary, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the grant date of the option being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased and any withholding taxes in cash. In addition, at the discretion of the Committee, either as set forth in an Option Agreement or determined at the time of exercise, the exercise price and withholding taxes may be paid:

5.4.1 By tender to the Company of Shares owned by the Participant having a Fair Market Value not less than the exercise price;

5.4.2 By the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option;

5.4.3 By such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law; or

5.4.4 By any combination of the methods described above in Sections 5.4.1 to 5.4.3.

ARTICLE 6

EXTRAORDINARY EVENTS

6.1 In the event of the dissolution or liquidation of the Company or any merger, other than a merger for the purpose of the redomestication of the Company not involving a change in control, consolidation, exchange or other transaction in which the Company is not the surviving corporation or in which the outstanding Shares of the Company are converted into cash, other securities or other property, each outstanding Option shall automatically become fully vested and fully exercisable immediately prior to such event. Thereafter the holder of each such Option shall, upon exercise of the Option, receive, in lieu of the stock or other securities and property receivable upon exercise of the Option prior to such transaction, the stock or other securities or property to which such holder would have been entitled upon consummation of such transaction if such holder had exercised such Option immediately prior to such transaction.

6.2 All outstanding Options shall become fully vested and immediately exercisable in full if a change in control of the Company occurs. For purposes of this Agreement, a "change in control of the Company" shall be deemed to have occurred if any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (ii) American Financial Group, Inc., becomes the "beneficial owner," as defined in Rule 13d-3 under such Act, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or during any period of one year after January 1, 2003, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.
ARTICLE 7
AWARD OF OPTIONS TO ELIGIBLE DIRECTORS

7.1 Grant Upon Initial Election or Appointment of Eligible Directors. Each Eligible Director shall be granted an Option to purchase 2,500 Shares at the time such person first becomes a Director of the Company.

7.2 Annual Grant. Each Eligible Director serving at the conclusion of each Annual Meeting of Shareholders shall be granted an option for 2,500 shares.

7.3 Terms of Options Granted to Eligible Directors. All Options granted under this Article 7 shall have the following terms:

7.3.1 The Term shall be 10 years from the Grant Date.

7.3.2 The Option Price shall be the Fair Market Value of a Share on the Grant Date.

7.3.3 All Options shall be fully vested upon grant.

7.3.4 All Options shall be exercisable in the manner provided in 5.4 except that, without further action by the Committee, Eligible Directors may make payment of the Option Price by the delivery of Shares owned by the director or by a reduction in the number of Shares issuable upon such exercise.

7.3.5 All Options shall be non-transferable except as provided in Article 8 and shall terminate in accordance with Article 9, except that the timing provisions of Sections 9.1.3 and 9.1.4 may not be varied by Committee determination.

ARTICLE 8
TRANSFERABILITY OF OPTIONS

During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable voluntarily or by operation of law and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the beneficiaries or heirs of the holder of the Option by will or by the laws of descent and distribution.

Notwithstanding the above, the Committee may, with respect to particular Nonqualified Options, establish or modify the terms of the Option to allow the Option to be transferred at the request of the grantee of the Option to trusts established by the grantee or as to which the grantee is a grantor or to family members of the grantee or otherwise for personal and tax planning purposes of the grantee. If the Committee allows such transfer, such Options shall be exercisable immediately following the action of the Committee.

ARTICLE 9
TERMINATION OF AWARDS

9.1 Termination of Options. All Options issued under this Plan shall terminate as follows:

9.1.1 During any period of continuous employment or business relationship with the Company or any Subsidiary of the Company, an Option will be terminated only if it is fully exercised or if it has expired by its terms or by the terms of this Plan, including this Article 9. For purposes of this Plan, any leave of absence approved by the Company or the Subsidiary of the Company shall not be deemed to be a termination of employment.

9.1.2 If a Participant violates any terms of any written employment, confidentiality or noncompetition agreement between the Company or any Subsidiary of the Company and the Participant, all existing Options granted to such Participant will terminate. In addition, if at the time of such violation such Participant has exercised Options but has not received certificates for the shares to be issued, the Company may void the Option and its exercise. Any such actions by the Company shall be in addition to any other rights or remedies available to the Company or the Subsidiaries of the Company in such circumstances. In the event Section 9.1.2 and 9.1.4 both apply to a situation, the provisions of Section 9.1.2 shall take precedence over the provisions of Section 9.1.4 and govern the situation.

9.1.3 If a Participant's employment by the Company or any Subsidiary terminates by reason of death, Disability or Retirement, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant or by the Participant's beneficiary or legal representative, for a period of one year following termination of employment, in the case of death or Disability, and 90 days in the case of Retirement, or such longer period as the Committee may specify at or after grant in all cases other than Incentive Options, or until the expiration of the stated term of such Option, whichever period is shorter.

9.1.4 Unless otherwise determined by the Committee at or after grant, if a Participant's employment by the Company or any Subsidiary of the Company terminates for any reason other than death, Disability or Retirement, the Option will terminate on the earlier to occur of the stated expiration date or 90 days after termination of the employment or business relationship. If a Participant dies during the 90 day period following the termination of the employment or business relationship, any unexercised Option held by the Participant, or Transferred by the Participant in accordance with Article 8, shall be exercisable, to the full extent that such Option was exercisable at the time of death, for a period of one year after the date of death of the Participant or until the expiration of the stated term of the Option, whichever occurs first.

ARTICLE 10
TERMINATION OR AMENDMENT OF THIS PLAN

10.1 The Board may at any time amend, suspend, or terminate the Plan; provided, however, that no amendments by the Board shall, without further approval of the shareholders of the Company:

10.1.1 Change the definition of Eligible Employees or Eligible Directors;

10.1.2 Except as provided in Article 4 hereof, increase the number of Shares which may be subject to Options granted under the Plan; or increase the maximum number of Shares with respect to which Options may be granted to any Participant during any fiscal year;

10.1.3 Cause the Plan or any Option granted under the Plan to fail to meet the conditions for exclusion of application of the $1 million deduction limitation imposed by Section 162(m) of the Code; or

10.1.4 Cause any Option granted as an Incentive Stock Option to fail to qualify as an "Incentive Stock Option" as defined by Section 422 of the Code.

10.2 No amendment or termination of the Plan shall impair any Option granted under the Plan without the consent of the holder thereof.

10.3 This Plan shall continue in effect until the expiration of all Options granted under the Plan unless terminated earlier in accordance with this Article 10; provided, however, that no options shall be granted after May 20, 2008.

ARTICLE 11
GENERAL PROVISIONS

11.1 Shareholder Approval. This Plan shall become effective as of December 16, 2002,

having been adopted by the Board of Directors and shareholders of the Company as of such date.

11.2 Securities Laws. Notwithstanding anything to the contrary contained in the Plan, the Company shall not be obligated to issue Shares to a Participant pursuant to any Option under the Plan, unless at the time of such issuance the Shares are registered, exempt or the subject matter of an exempt transaction under both federal and applicable state securities laws. If requested to do so by the Board, as a condition to the exercise of an Option or the receipt of Shares, each Participant shall execute a certificate indicating that he or she is purchasing the Common Stock for investment and not with any present intention to sell or distribute the same.

11.3 No Right to Continued Employment. Neither the establishment of the Plan nor the granting of any Option hereunder shall confer upon any Eligible Employee any right to continue in the employ of the Company or any Subsidiary of the Company, or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate such employment at any time.

11.4 Other Plans. The value of, or income arising from, any Options issued under this Plan shall not be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary of the Company, unless such plan specifically provides to the contrary.

11.5 Withholding of Taxes. The Company may deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Shares to a Participant, payment by the Participant of any Federal, state, local or foreign taxes required by law to be withheld. The Committee may permit any such withholding obligation to be satisfied by reducing the number of Shares otherwise deliverable or by accepting the delivery of previously owned Shares. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

11.6 Reimbursement of Taxes. The Committee may provide in its discretion that the Company may reimburse a Participant for federal, state, local and foreign tax obligations incurred as a result of the grant or exercise of an Option issued under this Plan.

11.7 Governing Law. This Plan and actions taken in connection with it shall be governed by the laws of Ohio, without regard to the principles of conflict of laws.

11.8 Liability. No employee of the Company and no member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder and, to the fullest extent permitted by law, all employees and members of the Committee or the Board shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action arising under or in connection with this Plan or any Options granted under this Plan.